UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

               ----------------------------------

                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934


Date of Report (Date earliest event reported):  Sept. 11, 2000
                                               -----------------


                    PARKWAY PROPERTIES, INC.
------------------------------------------------------------------
      (Exact name of Registrant as specified in its charter)



Maryland                    1-11533                   74-2123597
------------------------------------------------------------------
(State or other     (Commission File Number)       (IRS Employer
jurisdiction of                                    Identification
incorporation)                                     Number)

One Jackson Place Suite 1000
  188 East Capitol Street
      P. O. Box 24647
    Jackson, Mississippi                                39225-4647
------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (601) 948-4091
                                                   ---------------


------------------------------------------------------------------
  (Former name or former address, if changed since last report)

                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


Item 5.   Other Events.

     Parkway Properties, Inc. (the "Company") has announced that the Company is dividing the responsibilities currently performed by Sarah P. Clark, Chief Financial Officer, and creating the new senior management position of Senior Vice President of Administration and Strategic Planning. Mrs. Clark will relinquish the duties of CFO effective November 1, 2000 to fill the new executive position, which will incorporate the areas of technology, risk management, administration, corporate governance and strategic planning. The Company has hired Marshall Loeb, a former employee of the Company, as its new CFO with responsibilities for all other traditional CFO duties including financial management, capital markets, investor relations, accounting and SEC and REIT compliance and reporting. Mr. Loeb will join the Company full-time on November 1, 2000 with the transition process to begin immediately.

     Mr. Loeb graduated magna cum laude from the University of Alabama and has earned a Masters in Tax Accounting and the Certified Public Accountant designation. He also received his Masters of Business Administration from Harvard Graduate School of Business Administration. Mr. Loeb's previous work experience includes three years with a national accounting firm, two years with a commercial bank and 10 years with an industrial REIT.

                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  September 12, 2000          PARKWAY PROPERTIES,INC.

                                   BY:  /s/Sarah P. Clark
                                        Sarah P. Clark
                                        Senior Vice President,
                                        Chief Financial Officer,
                                        and Secretary



_______________________________
1